                                                              Exhibit 11

                         LOCKHEED MARTIN CORPORATION
                   COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                          Three Months Ended
                                                                                March 31,
                                                                         1997               1996
                                                                        ------             ------
                                                                        (In millions, except per
                                                                               share data)
ASSUMING NO DILUTION:
--------------------
Average number of common shares outstanding                              184.5              189.3
                                                                        ------             ------

Net earnings                                                            $  290             $  272
  Less: Preferred stock dividends                                          (15)               (15)
                                                                        ------             ------

Net earnings applicable to common stock                                 $  275             $  257
                                                                        ======             ======

Earning per common share                                                $ 1.49             $ 1.35
                                                                        ======             ======

ASSUMING FULL DILUTION:
----------------------
Average number of common shares outstanding                              184.5              189.3

Dilutive stock options-based on the treasury stock
 method using the March 31 market prices, if
 higher than average market price                                          3.8                4.5

Assumed conversion of the Convertible Series A
 Preferred Stock                                                          28.9               28.9
                                                                        ------             ------
                                                                         217.2              222.7
                                                                        ======             ======
Net earnings                                                            $  290             $  272
                                                                        ======             ======
Earnings per common share                                               $ 1.34             $ 1.22
                                                                        ======             ======

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